UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 8, 2018

REIGN SAPPHIRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	47-2573116
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9465 Wilshire Boulevard, Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(213) 457-3772

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

ITEM 4.01  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On October 8, 2018, the Company dismissed Hall & Company (“Hall”) as its independent registered accounting firm and engaged Benjamin & Young LLP CPA as its new independent registered accounting firm, which was approved by the Company’s board of directors.

Since Hall’s appointment as our independent registered accounting firm on March 9, 2016 and through October 8, 2018, which included its audits of our financial statements and reviews of Forms 10-K for the years ended December 31, 2017, 2016 and 2015, and reviews of the quarterly Forms 10-Q for the years ended December 31, 2017 and 2016, as well as a review of the Form 10-Q for the periods ended June 30, 2018 and March 31, 2018, there were (i) no disagreements between the Company and Hall on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Hall, would have caused Hall to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The report of Hall on the Company’s consolidated financial statements for the years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports contained a modification to the effect that there was substantial doubt as to the Company’s ability to continue as a going concern.

The Company provided Hall with a copy of this Form 8-K and requested that Hall furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Hall agrees with the above statements. A copy of such letter, dated October 8, 2018 is attached as Exhibit 16.1.

On October 8, 2018 the Registrant engaged Benjamin & Young LLP CPA (“B&Y”) as the Registrant’s new independent registered public accounting firm. B&Y will be reviewing the financial statements that are to be included in the Quarterly Report for the period ended September 30, 2018. B&Y did not prepare or provide any financial reports for any periods prior to the date of engagement, nor did it prepare or provide any financial reports for, or prior to the year ended December 31, 2017. Neither the Company, nor any person on behalf of the Company, consulted with B&Y during the Company’s two most recent fiscal years or the subsequent interim period prior to the engagement of B&Y and the dismissal of Hall.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Hall & Company dated October 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REIGN SAPPHIRE CORPORATION

Date: October 17, 2018	By:	/s/ Joseph Segelman
Joseph Segelman Chief Executive Officer